
                                                                                                           EXHIBIT 12

                                             GENERAL ELECTRIC COMPANY
                                         RATIO OF EARNINGS TO FIXED CHARGES

(DOLLARS IN MILLIONS)                                                          Years ended December 31
                                                             --------------------------------------------------------
                                                                 1994       1995         1996        1997        1998
                                                             --------    --------    --------    --------    --------
GE EXCEPT GECS
Earnings <F1>                                                $  7,828    $  8,696    $  9,677    $ 10,132    $ 12,230
Less: Equity in undistributed earnings of General Electric
      Capital Services, Inc. <F2>                              (1,181)     (1,324)     (1,836)     (1,597)     (2,124)
Plus: Interest and other financial
      charges included in expense                                 410         649         595         797         883
      One-third of rental expense <F3>                            171         174         171         179         189
                                                             --------    --------    --------    --------    --------
Adjusted "earnings"                                          $  7,228    $  8,195    $  8,607    $  9,511    $ 11,178
                                                             ========    ========    ========    ========    ========
Fixed Charges:
      Interest and other financial charges                   $    410    $    649    $    595    $    797    $    883
      Interest capitalized                                         21          13          19          31          38
      One-third of rental expense <F3>                            171         174         171         179         189
                                                             --------    --------    --------    --------    --------
Total fixed charges                                          $    602    $    836    $    785    $  1,007    $  1,110
                                                             ========    ========    ========    ========    ========
Ratio of earnings to fixed charges                              12.01        9.80       10.96        9.44       10.07
                                                             ========    ========    ========    ========    ========
GENERAL ELECTRIC COMPANY AND CONSOLIDATED AFFILIATES
Earnings <F1>                                                $  8,831    $  9,941    $ 11,075    $ 11,419    $ 13,742
Plus: Interest and other financial charges
      included in expense                                       4,994       7,336       7,939       8,445       9,821
      One-third of rental expense <F3>                            327         349         353         423         486
                                                             --------    --------    --------    --------    --------
Adjusted "earnings"                                          $ 14,152    $ 17,626    $ 19,367    $ 20,287    $ 24,049
                                                             ========    ========    ========    ========    ========
Fixed Charges:
      Interest and other financial charges                   $  4,994    $  7,336    $  7,939    $  8,445    $  9,821
      Interest capitalized                                         30          34          60          83         126
      One-third of rental expense <F3>                            327         349         353         423         486
                                                             --------    --------    --------    --------    --------
Total fixed charges                                          $  5,351    $  7,719    $  8,352    $  8,951    $ 10,433
                                                             ========    ========    ========    ========    ========
Ratio of earnings to fixed charges                               2.64       2.28         2.32        2.27        2.31
                                                             ========    ========    ========    ========    ========

<F1>  Earnings before income taxes and minority interest.
<F2>  Earnings after income taxes, net of dividends.
<F3>  Considered to be representative of interest factor in rental expense.